Exhibit (e)(13)

AMENDED AND RESTATED

SCHEDULE A

TO THE UNDERWRITING AGREEMENT

This Amended and Restated Schedule A, as amended April 30, 2018 (“Schedule A”), to the Ivy Variable Insurance Portfolios Underwriting Agreement dated October 1, 2016 (the “Agreement”), is effective as of April 30, 2018, and supersedes any prior Schedule A to the Agreement.

Series	Share Class	Adopted Service Plan pursuant to Rule 12b-1
Ivy VIP Asset Strategy	Class I
	Class II	X
Ivy VIP Balanced	Class II	X
Ivy VIP Core Equity	Class II	X
Ivy VIP Corporate Bond	Class II	X
Ivy VIP Energy	Class I
	Class II	X
Ivy VIP Global Bond	Class II	X
Ivy VIP Global Equity Income	Class II	X
Ivy VIP Global Growth	Class II	X
Ivy VIP Growth	Class II	X
Ivy VIP Government Money Market	Class II
Ivy VIP High Income	Class I
	Class II	X
Ivy VIP International Core Equity	Class II	X
Ivy VIP Limited-Term Bond	Class II	X
Ivy VIP Micro Cap Growth	Class I
	Class II	X
Ivy VIP Mid Cap Growth	Class I
	Class II	X
Ivy VIP Natural Resources	Class II	X
Ivy VIP Pathfinder Aggressive	Class II
Ivy VIP Pathfinder Conservative	Class II
Ivy VIP Pathfinder Moderate	Class II
Ivy VIP Pathfinder Moderately – Managed Volatility	Class II
Ivy VIP Pathfinder Moderately Aggressive	Class II
Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility	Class II
Ivy VIP Pathfinder Moderately Conservative	Class II

Ivy VIP Pathfinder Moderately Conservative – Managed Volatility	Class II
Ivy VIP Science and Technology	Class I
	Class II	X
Ivy VIP Securian Real Estate Securities	Class II	X
Ivy VIP Small Cap Core	Class II	X
Ivy VIP Small Cap Growth	Class II	X
Ivy VIP Value	Class II	X